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                                                                 Exhibit 10.8

                                  November 22, 1996





InsWeb Corporation
1875 South Grant Street
Suite 800
San Mateo, CA 94402

Ladies and Gentlemen:

     I am pleased to advise you that AMS Services, Inc. ("AMS" or "we") has approved a letter of credit in the amount of $25,000,000 (the "Letter of Credit") which amount will, subject to the terms and conditions of this letter. be available to InsWeb Corporation (the "Company or you") through November 22, 2001.

     1.   AMOUNT AND TERMS OF CREDIT.

          (a) The amount available for borrowing under the line of credit shall be $25,000,000. This Letter of Credit shall expire on November 22, 2001.

          (b) All outstanding principal and interest is due and payable upon the expiration of this Letter of Credit. All borrowings under this Letter of Credit and any extensions and renewals of same granted by us shall be made against and evidenced by your promissory note in the form attached to this letter as Exhibit A (the "Note"). Upon your delivery to us of the Note, this Letter of Credit will be effective.

          (c) Borrowings under this Letter of Credit shall bear interest at the rate of fifteen percent (15%) per annum. All loans made against the Note, the status of such loans, the rate of interest applicable to loans and the repayment of any principal of the Note shall be recorded by us on our books or at our option endorsed on the reverse side of the Note and the unpaid principal balance, status and interest rate at any time so recorded or endorsed shall be prima facie evidence in any court or other proceedings brought to enforce the Note of the amount remaining unpaid thereon, the interest rate applicable thereto and the status of loans evidenced thereby.

          (d) Interest on all loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed and shall be payable quarterly on the last day of each quarter (commencing December 31, 1996).

          (e) If any principal of any loan is not paid when due, such principal shall bear interest (which you hereby promise to pay upon demand), as well after as before judgment, until

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payment in full thereof at the rate equal to the sum of three percent (3%)
plus the rate of interest in effect thereon at the time of such default until paid in full.

          (f) You shall give notice to us (which notice shall be irrevocable once given, and shall be in writing) which must be received by us by no later than 11:00 a.m. (Houston, Texas time) on the date at least three (3) business days prior to the date of each loan which we are requested to make, continue or effect. You shall in any notice requesting a loan under this Letter of Credit specify the date of the loan requested, the amount of such loan or the amount to be continued, as the case may be.

     2. PERSONS AUTHORIZED TO GIVE INSTRUCTIONS REGARDING BORROWINGS. The persons authorized to give us instructions to lend money and confirm such borrowings in accordance with the foregoing are the CEO and any one of the CFO or the President of the Company.

     3.   PAYMENT OF LOAN PROCEEDS AND PREPAYMENTS.

          (a) The proceeds of each loan shall be made available to you by wire transfer to your account number 8561012306 at Comerica Bank-California (ABA Routing No. 121137522) unless the request for such loan directs otherwise, except to the extent such loan represents the continuation of conversion of a loan previously made to you, in which case we shall record such continuation on our books or records or on the schedule to the Note, as appropriate.

          (b) All payments in respect of this Letter of Credit shall be made to us at the First American Bank in Bryan, Texas, account number 0010243 (ABA Routing No. 113102329), immediately available and freely transferable funds and shall be paid in full without setoff or counterclaim and without reduction for and free from any and all taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof.

     4. CONDITIONS PRECEDENT. The obligation of AMS to issue the Letter of Credit hereunder or to extend any additional amounts under this Letter of Credit after the date hereof is subject as of the date hereof, and thereafter, to the satisfaction of the following condition: the condition and operating results of the Company shall be in accordance with the business plan approved by the Board of Directors of the Company, as determined by AMS.

     5. AFFIRMATIVE COVENANTS. AMS and the Company hereby agree that as of the date that this Letter of Credit is effective and for so long as this Letter of Credit is in effect, and until the Note is paid in full, this Letter of Credit shall be used for the day-to-day working capital needs of the Company in the ordinary course of the Company's business as it exists on the date this Letter of Credit is issued.

     6. NEGATIVE COVENANTS. AMS and the Company hereby covenant and agree that as of the date that this Letter of Credit is effective and for so long as the Letter of Credit is in effect, and until the Note is paid in full, the Company will not and will not permit its subsidiaries now or hereafter existing to declare or pay any dividends, return any capital, or make any

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disbursements or distributions of any kind, including but not limited to asset sales or loans, to its shareholders or investors, or to employees outside the ordinary course of salary and commission payments.

     7. PRIORITY. This Letter of Credit will have seniority and priority over all debt and equity of the Company issued or outstanding as of the date hereof and any other debt or equity of the Company that may be issued or incurred after the date hereof.

     8.   MISCELLANEOUS.

          (a) It is understood and agreed that this Letter of Credit and any interest accrued thereon shall have a "first dollar out" priority in the event that the Company has a public offering of equity.

          (b) The Company shall at all times take whatever actions are necessary to notify third parties of the restrictions and priorities set forth herein to secure the priorities of this Letter of Credit and to comply with the restrictions and priorities of this Facility Letter.

          (c) This letter may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

                                        * * *

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     If you are in agreement with the terms set forth above, please sign this
Facility Letter as evidenced below.

                                   Very truly yours,

                                   AMS SERVICES, INC.



                                   By: /s/
                                       -----------------------------------------
                                        Its: President & Chief Financial Officer

Accepted and agreed to as of the
date first above written.

InsWeb Corporation


By: /s/ Hussein A. Enan
    -------------------------------------
     Its Chief Executive Officer




By: /s/ Beverly J. Steffen
    -------------------------------------
     Its Chief Financial Officer


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                                         NOTE

$25,000,000                                         Due Date:  November 22, 2001
                                                          College Station, Texas

     Upon the due date stated above, for value received, the undersigned, InsWeb Corporation, a Delaware corporation (the "Company"), promises to pay to the order of AMS SERVICES, INC., a Delaware corporation ("AMS"), at its office at 3001 East By Pass, College Station, Texas or at such other place as the holder hereof may from time to time specify, the principal sum of twenty-five million $25,000,000, or so much thereof as may be advanced to the Company hereon.

     This Note evidences all loans as described in that certain letter agreement bearing even date herewith by and between the Company and AMS relating to a line of credit facility extended to the Company (the "Facility Letter") made and to be made to the Company by AMS under the Facility Letter as the same may from time to time be renewed or extended and the Company hereby promises to pay interest on each loan evidenced hereby at the rate and time specified therefor in the Facility Letter.

     Each loan made under the Facility Letter by AMS to the Company, any repayment of principal hereon and the status of each such loan shall be endorsed by the holder hereof on the reverse side of this note or (so long as this note is held by AMS) recorded on the books and records of the holder hereof and the Company agrees that in any action or proceeding instituted to collect or enforce collection or this Notice, the amount so endorsed on the reverse side hereof or recorded on the books and records of AMS shall be prima facie evidence of the unpaid balance of this Note and the status of each loans as so endorsed or recorded shall be prima facie evidence of such status.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF MASSACHUSETTS.

     The Company hereby waives, presentment for payment and demand. The Company agrees to pay to the holder hereof all reasonable expenses incurred or paid by such holder, including reasonable attorneys' fees and court costs, in connection with the collection of this Note.

                                        InsWeb Corporation

                                        By: /s/ Hussein A. Enan
                                            ----------------------------------
                                             Its Chief Executive Officer


                                        By: /s/ Beverly J. Steffen
                                            ----------------------------------
                                             Its Chief Financial Officer